SECURITIES AND EXCHANGE COMMISSION
 Washington,  D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 22, 2006

Glacier Bancorp, Inc.

(Exact name of registrant as specified in its charter)

MONTANA

(State or other jurisdiction of incorporation)

000-18911	81-0519541

(Commission File Number)	IRS Employer Identification No.

49 Commons Loop Kalispell, MT 59901

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: 406-756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-(c))

Item 8.01 - Other Events

          On August 22, 2006, Glacier Bancorp, Inc. a Montana corporation (“Company”), announced the completion of the sale of $30 million in capital securities representing preferred beneficial interests in Glacier Capital Trust IV, a Delaware unconsolidated special purpose business trust (the “Trust”) formed by the Company for the purpose of facilitating the offering.

          The Trust preferred securities, which are due September 15, 2036, have a fixed rate of interest, set at 7.235% for five years, after which the rate converts to a floating rate of interest that is reset quarterly, equal to 3-month LIBOR, plus 1.57%.

          Net proceeds to the Company from the offering will be used to help fund a portion of the acquisitions of Citizens Development Company, Billings, Montana and First National Bank of Morgan, Morgan, Utah, and for general corporate purposes including possible future stock repurchases, acquisition opportunities and redemption of existing trust preferred securities.

Item 9.01 - Financial Statements and Exhibits

(a)	Financial statements - not applicable.

(b)	Pro forma financial information - not applicable.

(d)	Exhibits:

99.1 Press Release issued by the Company dated August 22, 2006

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2006

GLACIER BANCORP, INC.

	By:	/s/ Michael J. Blodnick

Michael J. Blodnick
President and Chief Executive Officer